UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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Saul Centers, Inc.
(Name of Registrant as Specified In its Charter)

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7501 Wisconsin Avenue, Suite 1500
Bethesda, Maryland 20814-6522
(301) 986-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will be held at 11:00 a.m. local time, on May 5, 2017, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, MD (at the southwest corner of the Wisconsin Avenue and Old Georgetown Road intersection, adjacent to the Bethesda Metro Stop on the Metro Red Line), for the following purposes:

1.	To elect four directors to serve until the annual meeting of stockholders in 2020, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

3.	To have an advisory vote on executive compensation.

4.	To have an advisory vote on the frequency of holding an advisory vote on executive compensation.

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Common stockholders of record at the close of business on March 1, 2017 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.

Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 20, 2017
Bethesda, Maryland

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2017
The 2017 Proxy Statement and 2016 Annual Report to Stockholders are available at www.saulcenters.com

7501 Wisconsin Avenue, Suite 1500
Bethesda, Maryland 20814-5522
(301) 986-6200

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 5, 2017

GENERAL

This Proxy Statement is furnished by the Board of Directors (which we sometimes refer to as the “Board”) of Saul Centers, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 5, 2017, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All common stockholders of record at the close of business on March 1, 2017 will be entitled to vote.
Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposals set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.
Votes cast in person or by proxy at the annual meeting will be tabulated, and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence or absence of a quorum.
For Proposal 1, the four nominees for director who receive the most votes will be elected. If a stockholder indicates “withhold authority to vote” for a particular nominee on the stockholder’s proxy card, the stockholder’s vote will not count either for or against the nominee. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 1. For Proposal 2, the affirmative vote of a majority of the votes cast on the proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 2. Proposals 3 and 4 are advisory, which means that they are not binding on the Company. For Proposal 3, the option that receives the most votes will constitute the advisory vote of the stockholders on executive compensation. For Proposal 4, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the advisory vote of the stockholders on the frequency of future advisory votes on executive compensation. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposals 3 and 4.
Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to common stockholders on or about March 20, 2017. Proxy materials are also available at www.saulcenters.com.
As of the record date, March 1, 2017, 21,515,753 shares of Common Stock were issued, outstanding and eligible to vote. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 45.9% of the issued and outstanding shares of Common Stock. The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposals set forth in this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING
The Company will present the following proposals at the annual meeting. The Company has described in this proxy statement all the proposals that it expects will be made at the annual meeting. If a stockholder or the Company properly presents any other proposal to the meeting after March 20, 2017, the Company will, to the extent permitted by applicable law, use the stockholder’s proxies to vote shares on the proposal in the Company’s best judgment.

1.	Election of Directors
The Articles of Incorporation of the Company ("Articles") and the Amended and Restated Bylaws of the Company as amended (“Bylaws”), provide that there shall be no fewer than three, nor more than 15 directors, as determined from time to time by the directors in office. The Board of Directors of the Company currently consists of 11 directors divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in the spring of each year. Each director elected at the annual meeting of stockholders in 2017 will serve until the annual meeting of stockholders in 2020 or until his replacement is elected and qualifies or until his earlier resignation or removal.
The nominees for election to the Board of Directors are:
John E. Chapoton
H. Gregory Platts
B. Francis Saul II
John R. Whitmore
Each of the nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “The Board of Directors,” which begins on page four. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, may designate a substitute nominee or nominees. If a substitute is nominated, the Company will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the annual meeting may not be voted for more than four nominees.
The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR these directors.
2.    Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2017
The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Services provided to the Company by Ernst & Young LLP in 2016 are described under “2016 and 2015 Independent Registered Public Accounting Firm Fee Summary” on page 21.
Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 is not required by the Articles, Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right at its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

3.    Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, relevant portions of which are contained in Section 14A of the Securities Exchange Act of 1934, requires us to enable our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.
As described in detail under the heading “Executive Compensation–Compensation Discussion and Analysis,” our executive compensation programs are designed to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2016 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

4.    Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

The Dodd-Frank Act also requires us to enable our stockholders to indicate how frequently the Company should seek an advisory vote on the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3 above. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

The Board has not made a recommendation on the frequency of holding an advisory vote on executive compensation. Stockholders may vote for having an advisory vote every year, every two years, or every three years, or they may abstain from voting on this proposal. Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS
The following table and biographical descriptions set forth for each nominee and director, the name, age, principal occupations and directorships held during at least the past five years for each nominee and director, directorships held within the last five years and the positions they currently hold with the Company. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director of the Company. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The information is as of March 1, 2017 unless otherwise indicated.

Name	Age	Principal Occupation and Directorships
Class Three Directors-Term Ends at 2020 Annual Meeting (if elected)

B. Francis Saul II	84
Chairman, Chief Executive Officer and Director since June 1993. Chairman of the Board of Directors and Chief Executive Officer of the B. F. Saul Company since 1969. Chairman of the Board of Trustees and Chief Executive Officer of the B. F. Saul Real Estate Investment Trust* since 1969 and a Trustee since 1964. Chairman of the Board of Chevy Chase Trust Company and ASB Capital Management, LLC. Chairman of the Board and Chief Executive Officer of Chevy Chase Bank, F.S.B.* from 1969 to 2009. Member of National Gallery of Art Trustees Council. Trustee Emeritus of the National Geographic Society, Trustee Emeritus of the Johns Hopkins Medicine Board and an Honorary Trustee of the Brookings Institution.

Through these experiences, Mr. B. Francis Saul II contributes leadership, real estate and financial experience, as well as familiarity with the Company’s business, to the Board.

John E. Chapoton	80
Director since October 2002. Partner, Brown Investment Advisory since 2001. Partner in the law firm of Vinson & Elkins LLP from 1984 to 2000. Assistant Secretary of Treasury for Tax Policy 1981 to 1984. Former director of StanCorp Financial Group, Inc.*

Through these experiences, Mr. Chapoton contributes investment, legal, public policy and public company experience to the Board.

H. Gregory Platts	69
Director since March 2012. Mr. Platts retired from the National Geographic Society in 2011 after a 31-year career. He had been Senior Vice President and Treasurer since 1991, responsible for all investment and banking activities. Prior to joining the National Geographic Society in 1980, Mr. Platts served as a trust investment officer with the First American Bank in Washington, DC from 1972 to 1978. Mr. Platts currently serves on the boards of B. F. Saul Real Estate Investment Trust, ASB Capital Management, LLC, Chevy Chase Trust Company, the Center for the Study of the Presidency and Congress, the Walter A. Bloedorn Foundation, Washington National Monument Society and the Hattie M. Strong Foundation. He is an emeritus board member of Decatur House, a National Trust property. He has served as a director and president of the Washington Society of Investment Analysts and chairman of the American Red Cross Blood Services Mid-Atlantic Region.

Through these experiences, Mr. Platts contributes finance, leadership and public policy experience to the Board.

Name	Age	Principal Occupation and Directorships
John R. Whitmore	83
Director since June 1993. Financial Consultant. Senior Advisor to the Bessemer Group, Inc. from 1999 to 2002. Formerly President and Chief Executive Officer of the Bessemer Group and its Bessemer Trust Company subsidiaries (a financial management and banking group) and director of Bessemer Securities Corporation from 1975 to 1998. Director of Old Westbury Funds, Inc.* Trustee of the B. F. Saul Real Estate Investment Trust*. Former director of Chevy Chase Bank, F.S.B.*

Through these experiences, Mr. Whitmore contributes finance and public company experience to the Board.

Class Two Directors-Term Ends at 2019 Annual Meeting

George P. Clancy, Jr.	73
Director since March 2012. Mr. Clancy is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. Mr. Clancy has extensive experience in banking, which includes serving as President and Chief Operating Officer of the Riggs National Corporation* and President and Chief Executive Officer of Signet Bank, N.A.* He serves on the board of directors of ASB Capital Management, LLC, Chevy Chase Trust Company, Washington Gas Light Company and WGL Holdings.* Mr. Clancy also serves on the board of directors of Catholic Charities and the Mary and Daniel Loughran Foundation.

Through these experiences, Mr. Clancy contributes public company, real estate, finance and leadership experience to the Board.

J. Page Lansdale	59
President and Chief Operating Officer since May 2014 and Director since June 2014. Executive Vice President - Real Estate from September 2012 to May 2014. Senior Vice President of the Company from 2009 to 2012. Director of B. F. Saul Company since 2014. Trustee of the B. F. Saul Real Estate Investment Trust since 2014. Beginning in 1990, Mr. Lansdale held various positions with Chevy Chase Bank, F. S. B., including most recently Senior Vice President of Corporate Real Estate from 2004 to 2009.
Through these experiences, Mr. Lansdale contributes public company, real estate, design, development and construction and leadership experience to the Board.

Patrick F. Noonan	74
Director since June 1993. Founder and Chairman Emeritus of The Conservation Fund. Chairman of The Conservation Fund from 1985 through 2003. Past Trustee of the National Geographic Society and Vice-Chairman of the National Geographic Education Foundation. Member of the Board of Advisors of Duke University Nicholas Institute for Environmental Policy Solutions. Former Director of Ashland, Inc.* and International Paper.*
Through these experiences, Mr. Noonan contributes leadership experience and environmental policy expertise to the Board.

Andrew M. Saul II	51
Director since June 2014.  Mr. A. M. Saul II is the Chief Executive Officer and co-founder of Genovation Cars. Director of B. F. Saul Company since 2013. Trustee of B. F. Saul Real Estate Investment Trust since 2014. Mr. A. M. Saul II earned a degree in Economics and History from Villanova University and an MBA from the University of Maryland.
Through these experiences, Mr. A. M. Saul II contributes innovation and leadership experience to the Board.

Name	Age	Principal Occupation and Directorships
Class One Directors-Term Ends at 2018 Annual Meeting

Philip D. Caraci	78
Vice Chairman since March 2003, Director since June 1993. President from 1993 to March 2003. Senior Vice President and Secretary of the B. F. Saul Real Estate Investment Trust from 1987 to 2003. Executive Vice President of the B. F. Saul Company from 1987 to 2003, with which he had been associated since 1972. President of B. F. Saul Property Company from 1986 to 2003. Trustee of the B. F. Saul Real Estate Investment Trust*.

Through these experiences, Mr. Caraci contributes real estate expertise and familiarity with the Company’s business to the Board.

Philip C. Jackson, Jr.	88
Director since June 1993. Adjunct Professor Emeritus at Birmingham-Southern College from 1989 to 1999. Member of the Thrift Depositors’ Protection Oversight Board from 1990 until 1993. Vice Chairman and a Director of Central Bancshares of the South (Compass Bancshares, Inc.) from 1980 to 1989. Member of the Board of Governors of the Federal Reserve System from 1975 to 1978. Former director of Enterprise Products GP*.

Through these experiences, Mr. Jackson contributes finance and public policy expertise to the Board.

Mark Sullivan III	75
Director since April 2008, previously served as Director from 1997 through 2002. U.S. Executive Director of the European Bank for Reconstruction and Development from 2002 to April 2008. Attorney representing financial service providers from 2000 to 2002. President of the Small Business Funding Corporation, a company providing a secondary market facility for the purchase and securitization of small business loans from 1996 to 1999. Practiced law in Washington, DC, advising senior management of financial institutions on legal and policy matters from 1989 to 1996. Director of The Baltic American Freedom Foundation, where he is Chairman of the Audit Committee.

Through these experiences, Mr. Sullivan III contributes financial and legal expertise to the Board.

*
Directorship in a publicly held company (i.e., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act) or a company registered as an investment company under the Investment Company Act of 1940 during all or part of the time such person was a director of such company.

CORPORATE GOVERNANCE
Board of Directors
General. The Company is currently managed by an 11-member Board of Directors. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. The corporate governance guidelines are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests them.
Independence and Composition. The Articles and the NYSE listing standards each require that a majority of the Board of Directors be “independent directors,” as defined in the Articles and the NYSE listing standards.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Chapoton, Clancy, Jackson, Noonan, Platts, and Sullivan III, representing a majority of the Board of Directors, are “independent directors” as defined in the NYSE listing standards and the Articles. The Board made its determination based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.
Leadership Structure. Currently, Mr. B. Francis Saul II serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company, and we do not have a lead independent director. At this time, the Board believes that the Company and its stockholders are best served by having Mr. B. Francis Saul II serve as Chairman and Chief Executive Officer.

Mr. B. Francis Saul II’s tenure as Chief Executive Officer since the Company’s formation, his more than 45 years of experience leading the Saul Organization and his significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, the Board believes that Mr. B. Francis Saul II’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management, and his knowledge of the Company’s properties and business operations makes it appropriate for him to lead Board discussions.
The Company does not have a lead independent director because the Board believes that it is currently best served without designating a single lead independent director. Six of the 11 current members of our Board are independent under the NYSE listing standards and the Articles and, as required by the NYSE listing standards, the Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors. In addition, the Board and each of these committees have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management.
Meetings and Attendance. The Board of Directors met five times during the year ended December 31, 2016. All of the directors currently serving on the Board of Directors, including the nominees, attended at least 80% of the aggregate total number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. The corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board and committee meetings on a consistent basis. Twelve of the 13 directors at the time of the 2016 annual meeting of stockholders were in attendance at that meeting.
In addition, non-management members of the Board of Directors met in executive session once and independent directors met in executive session four times during the year ended December 31, 2016. Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an officer of the Company, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s chief executive officer, which are chaired by the chairman of the Compensation Committee. If the Chairman is an officer of the Company, all executive sessions of the Board should be chaired by the chairman of the Nominating and Corporate Governance Committee. In 2016, Mr. Grosvenor, as Chairman of the Nominating and Corporate Governance Committee, presided over the executive sessions.
Risk Oversight.    The Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the general oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular reports from management, as well as auditors and other outside consultants, to the Board and its committees on the Company’s business, including risks that the Company faces in conducting its business, (2) the required approval by the Board (or a committee thereof) of significant transactions and other decisions and (3) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating and Corporate Governance Committees. The Board also relies on management to bring significant matters impacting the Company to its attention.
Pursuant to the Audit Committee’s charter, the Audit Committee is specifically responsible for reviewing with management, the independent auditor and the Company’s internal auditors any significant risks or exposures, discussing the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management and assessing the steps management has taken to minimize such risks to the Company.
While the Board believes its current leadership structure enables it to effectively oversee the Company’s management of risk, it was not the primary reason the Board of Directors selected its current leadership structure over other potential alternatives.
Interested Party Communications. The Board of Directors has adopted a process whereby interested parties can send communications directly to the directors. Any interested party wishing to communicate directly with the presiding director or with the non-management directors as a group, or with one or more directors, may do so in writing, by addressing their communication to the director or directors, c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522. All correspondence will be reviewed by the Company and forwarded to the director or directors.

Audit Committee
General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy of the Company’s internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which is referred to as the Exchange Act, and the NYSE listing standards. Messrs. Clancy, Jackson, and Noonan currently are the members of the Audit Committee, with Mr. Clancy serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Messrs. Clancy and Jackson are “audit committee financial experts” as that term is defined in the Exchange Act.
Meetings. The Audit Committee met seven times in the year ended December 31, 2016.
Nominating and Corporate Governance Committee
General. The Board of Directors has established a Nominating and Corporate Governance Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. As provided in the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee:

•
identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at the annual meeting of stockholders and to fill vacancies that may arise from time to time;

•
develops and makes recommendations to the Board for the creation and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company and any policies governing ethical business conduct of the Company’s employees or directors; and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.
Selection of Director Nominees. The corporate governance guidelines provide that the Nominating and Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. The Nominating and Corporate Governance Committee’s assessment of the composition of the Board includes: (a) skills - knowledge of corporate governance, business and management experience and background, real estate experience and background, accounting experience and background, finance experience and background, and an understanding of regulation and public policy matters, (b) characteristics - ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition - diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. The Company’s corporate governance guidelines provide that the Nominating and Corporate Governance Committee should, in determining the composition of the Board, include diversity as one of the many factors it considers. Both the Board and the Nominating and Corporate Governance Committee conduct annual self-evaluations, in the course of which compliance with the corporate governance guidelines is reviewed.

The Nominating and Corporate Governance Committee also considers director nominees recommended by stockholders. In accordance with the Company’s Bylaws and the Exchange Act, any proposal from stockholders regarding possible director candidates to be elected at a future annual meeting or proposals for any other matters must be received by the Company at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, Attn: Secretary not less than 60 nor more than 90 calendar days before the first anniversary of the previous year’s annual meeting, provided, that in the event that the date of the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, to be timely delivered, the proposal must be received not earlier than the 90th day prior to the upcoming annual meeting and not later than the close of business on the later of the 60th day prior to the upcoming annual meeting or the 10th day following the day on which public announcement of the date of the upcoming annual meeting is first made. The deadline for submissions of proposals for the 2018 annual meeting can be found under the section captioned “Proposals for Next Annual Meeting.”
Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act. In addition, any proposals must include the following:

•	the name and address of the stockholder submitting the proposal, as it appears on the Company’s stock transfer records, and of the beneficial owner thereof;

•	the number of shares of each class of the Company’s stock which are owned beneficially and of record by the stockholder and the beneficial owner;

•	the date or dates upon which the stockholder acquired the stock;

•	the reasons for submitting the proposal and a description of any material interest the stockholder or beneficial owner has in submitting the proposal; and

•
all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected).

The Chairman of the Annual Meeting shall have the power to declare that any proposal not meeting these requirements is defective and shall be discarded.
The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner that it evaluates director candidates recommended by the directors or management.
Independence and Composition. The NYSE listing standards require that the Nominating and Corporate Governance Committee consist solely of independent directors. In 2016, and continuing through March 16, 2017, Messrs. Grosvenor and Jackson were the members of the Nominating and Corporate Governance Committee, with Mr. Grosvenor serving as Chairman. Effective March 17, 2017, Messrs. Jackson and Noonan became the members of the Nominating and Corporate Governance Committee, with Mr. Jackson serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent directors,” as defined in the NYSE listing standards.
Meetings. The Nominating and Corporate Governance Committee met once in the year ended December 31, 2016.
Compensation Committee
General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.
Processes and Procedures for Executive and Director Compensation Determinations.

•	Role of Compensation Committee. The Compensation Committee is responsible for:

◦	approving and evaluating the compensation plans, policies and programs for the Company’s officers;

◦	making recommendations to the Board with respect to the compensation of directors; and

◦	approving all awards to any officer under the Company’s stock option and equity incentive plans.

The Compensation Committee also serves as the administrator of the Company’s 2004 Stock Plan.

•
Role of Others in Compensation Determinations. The Compensation Committee considers the recommendations of the Chairman and Chief Executive Officer when determining the compensation of the directors and executive officers other than the Chairman and Chief Executive Officer. Neither the Compensation Committee nor the Company retains compensation consultants.

•
Delegation of Authority by the Committee. Although the Chairman and Chief Executive Officer may recommend to the Compensation Committee equity compensation awards for the executive officers other than the Chairman and Chief Executive Officer, the Compensation Committee approves the grant of all such awards to executive officers under the Company’s 2004 Stock Plan.

The Company’s executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”
Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. In 2016, and continuing through March 16, 2017, Messrs. Grosvenor and Jackson were the members of the Compensation Committee, with Mr. Grosvenor serving as Chairman. Effective March 17, 2017, Messrs. Jackson and Noonan became the members of the Compensation Committee, with Mr. Jackson serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent directors,” as defined in the NYSE listing standards.
Meetings. The Compensation Committee met twice in the year ended December 31, 2016.
Executive Committee
General. The Board of Directors has established an Executive Committee. The Executive Committee, which is not governed by a written charter, has such authority as it is delegated by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs.
Independence and Composition. The Exchange Act and the NYSE listing standards do not require that the Executive Committee consist of any independent directors. Messrs. Caraci, Jackson, and B. Francis Saul II currently are the serving members of the Executive Committee, with Mr. B. Francis Saul II serving as Chairman.
Meetings. The Executive Committee did not meet during the year ended December 31, 2016.
Ethical Conduct Policy and Senior Financial Officer Code of Ethics
The directors, officers and employees of the Company are governed by the Company’s Ethical Conduct Policy. The Company’s Chairman and Chief Executive Officer, Senior Vice President-Chief Financial Officer, Treasurer and Secretary, Senior Vice President-Chief Accounting Officer, and Vice President-Controller are also governed by the Code of Ethics for senior financial officers. The Ethical Conduct Policy and the Code of Ethics are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests them. Amendments to, or waivers from, a provision of the Ethical Conduct Policy or the Code of Ethics will be posted to the Company’s website within four business days following the date of the amendment or waiver.
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee serves, or has in the past served, as one of our employees or officers. Two of the Company's executive officers, Mr. B. Francis Saul II and Ms. Christine N. Kearns, currently serve, and in the past year have served, as members of the Compensation Committee of Chevy Chase Trust Company, where
Mr. B. Francis Saul II is an executive officer.
Compensation of Directors
Directors of the Company are currently paid an annual retainer of $20,000 and a fee of $1,200 for each Board or Committee meeting attended and are annually awarded 200 shares of the Company’s Common Stock. The shares are issued on the date of each annual meeting of stockholders to each director serving on the Board of Directors as of the record date of such meeting. In 2004, the Compensation Committee approved the automatic grant of options to purchase 2,500 shares of Common Stock to each of the directors of the Company, as of the date of each annual meeting of the Company’s stockholders beginning with the 2004 annual meeting. The options are immediately exercisable with an exercise price determined using the closing market price of the Company’s Common Stock on the date of award. In 2016, each director was awarded options to purchase 2,500 shares of Common Stock at an exercise price of $57.74 per share, representing the fair market value of the Company’s Common Stock on May 6, 2016. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings.
In addition, directors may elect to participate in the Deferred Compensation and Stock Plan discussed below. For the period March 1, 2016 through February 28, 2017 (the “2016 Period”), 8,200 shares were credited to the directors’ deferred fee accounts.
Director Compensation Table for 2016

The following table sets forth the compensation received by non-officer directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
	(1)	(2)	(3)
Philip D. Caraci	$26,000	$11,548	$11,625	$—	$—	$100,000	(4)	$149,173
John E. Chapoton	28,400	11,548	11,625	—	—	—		51,573
George P. Clancy, Jr.	44,200	11,548	11,625	—	—	—		67,373
Gilbert M. Grosvenor	30,800	11,548	11,625	—	—	—		53,973
Philip C. Jackson, Jr.	45,300	11,548	11,625	—	—	—		68,473
Patrick F. Noonan	39,300	11,548	11,625	—	—	—		62,473
H. Gregory Platts	30,800	11,548	11,625	—	—	—		53,973
Andrew M. Saul II	26,000	11,548	11,625	—	—	—		49,173
Mark Sullivan III	28,400	11,548	11,625	—	—	—		51,573
James W. Symington	38,100	11,548	11,625	—	—	—		61,273
John R. Whitmore	24,800	11,548	11,625	—	—	—		47,973

(1)	With the exception of fees paid in cash of $307,880 to ten Directors in 2016, all fees were deferred into shares of Common Stock pursuant to the Directors Plan described below.

(2)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. 200 shares of common stock were awarded, without restriction, on May 6, 2016 at a value of $57.74 per share.

(3)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. 2,500 non-qualified stock options were awarded on May 6, 2016 at $4.65 per option. See note 10 to the consolidated financial statements in the Company's 2016 annual report to stockholders for the assumptions used to value these awards.

(4)
Upon his resignation as President in March 2003, Mr. Caraci entered into a consulting arrangement with the Company. The arrangement, which is terminable by either party at any time, provides that Mr. Caraci shall receive $100,000 per annum for consulting services provided to the Company.

Deferred Compensation Plan
A Deferred Compensation and Stock Plan for Directors, which we refer to as the Directors Plan, was established by the Company, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director’s fees to be earned in that year and the following years. At the option of the director, the fees will be deferred into a cash account, a share account or both. If the director elects to defer fees into the share account, fees earned during a calendar quarter are aggregated and divided by the Common Stock’s closing market price on the first trading day of the following quarter to determine the number of shares to be allocated to the director. When the director is eligible to receive payments from the deferred fee accounts, amounts credited to the cash account shall be paid in cash and amounts credited to the share account shall be paid by the delivery by the Company of certificates representing a like number of shares of Common Stock. For financial reporting purposes, the deferred fee shares are included in the calculation of outstanding Common Stock; however, Directors are not eligible to vote the shares until they are issued. Through February 28, 2017, of the 570,000 shares the Company has authorized under the Directors Plan, including shares issued to, and reserved for future issuance to, former directors of the Company, 92,587 shares have been issued and 244,008 shares are reserved for issuance and have been credited to the directors’ deferred fee accounts.

The following table sets forth fees deferred into shares of Common Stock by directors under the Directors Plan.

Name	Balance March 1, 2016	Shares Credited to Stock Deferred Fee Account in 2016/17	Shares Issued By Operation of Plan Terms	Balance February 28, 2017
Philip D. Caraci	22,730	747	—	23,477
John E. Chapoton	11,814	865	—	12,679
George P. Clancy, Jr.	3,110	841	—	3,951
Gilbert M. Grosvenor	46,561	1,530	—	48,091
Philip C. Jackson, Jr.	24,822	815	—	25,637
J. Page Lansdale	—	—	—	—
Patrick F. Noonan	40,111	1,318	—	41,429
H. Gregory Platts	—	—	—	—
Andrew M. Saul II	—	—	—	—
B. Francis Saul II	27,292	1,333	—	28,625
Mark Sullivan III	—	—	—	—
James W. Symington	18,977	751	—	19,728
John R. Whitmore	—	—	—	—
Totals	195,417	8,200	—	203,617

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past 10 years of each executive officer who is not a director of the Company. With the exception of Joel A. Friedman and Christine N. Kearns, who joined the Company in 2009 and 2014, respectively, each listed individual has held an office with the Company since its inception in June 1993.

Name	Age	Position and Background
Christine N. Kearns	56
Executive Vice President-Chief Legal and Administrative Officer since April 2014.  Ms. Kearns is the Vice Chairman of the Board of Directors and a member of the Audit Committee of Chevy Chase Trust Company and ASB Capital Management, LLC. Ms. Kearns is also Executive Vice President-Chief Legal and Administrative Officer of B. F. Saul Company and B. F. Saul Real Estate Investment Trust, a member of the Board of Directors of B. F. Saul Company and a Trustee of the B. F. Saul Real Estate Investment Trust. Prior to joining the Company, Ms. Kearns was a partner with the law firm Pillsbury Winthrop Shaw Pittman LLP for 20 years, most recently serving as the Managing Partner of the firm's Washington, DC office.

John F. Collich	57
Senior Vice President - Acquisitions and Development since 2011. Senior Vice President Retail Development of the Company from 2000 to 2011. Vice President - Retail Development of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company in 1993.

Joel A. Friedman	59
Senior Vice President - Chief Accounting Officer since September 2009. Vice President, Treasurer and Chief Accounting Officer of the B. F. Saul Real Estate Investment Trust, Senior Vice President and Chief Accounting Officer of the B. F. Saul Company and B. F. Saul Property Company since September 2009. Chief Financial Officer of ASB Capital Management, LLC and Chevy Chase Trust Company. Previously served in a variety of accounting positions at Chevy Chase Bank, F.S.B., from June 1983 to July 2009, at which time he served as Senior Vice President and Controller, the bank's chief accounting officer.

Christopher H. Netter	62
Senior Vice President - Leasing since 1998. Vice President - Leasing of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1987 to 1993.

Scott V. Schneider	59
Senior Vice President - Chief Financial Officer, Treasurer and Secretary since 1998. Vice President - Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1985 to 1993.

Charles W. Sherren, Jr.	63
Senior Vice President - Management since 2000. Vice President - Management of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1981 to 1993.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
References in this Compensation Discussion and Analysis to “we,” “our,” “ours” and “us” refers to Saul Centers, Inc.
Compensation Philosophy. Our goal is to design and administer a compensation program to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. Historically, the key elements of executive compensation have been base salary, annual bonuses and incentive stock options. The Compensation Committee reviews and approves our policies and practices regarding executive compensation, including (a) base salary levels, (b) annual bonuses, and (c) if applicable, long-term incentives, including awards of stock options. The Compensation Committee’s decisions regarding executive compensation are subjective and are based to a significant extent on the discretion and recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee does not attempt to establish a fixed numerical relationship between base salary, bonus and long-term incentives as components of overall compensation. We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program, and this program is not based on any unique or preferential financial accounting or tax treatment.
Base Salary and Bonus Awards. As part of its review of base salary and bonus compensation, the Compensation Committee uses its discretion to make a subjective evaluation of the overall performance of each of the named executive officers based on its consideration of a variety of factors, including each individual’s tenure, level and scope of responsibility and performance and contribution to the achievement of our long-term goals, as well as factors relating to our overall performance and management’s recommendations regarding compensation. The Compensation Committee does not objectively measure any of the individual factors, nor does it make a determination of the actual performance of each of the named executive officers relating to each factor. No one factor is given precedence in the Compensation Committee’s analysis, although the Compensation Committee does take into account the recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee also considers whether the executive officers spend a portion of their time managing other related entities.
Most Recent Stockholder Advisory Vote on Executive Compensation. In May 2014, our stockholders cast an advisory vote on the Company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the Company in March 2014. Approximately 98.8 percent of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The Compensation Committee considered this result an endorsement of the Company’s compensation policies and practices and determined that it was not necessary at this time to make any material changes to those policies and practices in response to the advisory vote.
Base salary determinations are generally made by the Compensation Committee annually effective as of May 1 of each year.

Name	Base Salary Beginning May 1, 2016	Base Salary Beginning May 1, 2015	Percentage Change
B. Francis Saul II
Chairman and Chief Executive Officer	$125,000	$125,000	—%
J. Page Lansdale
President and Chief Operating Officer	600,000	550,000	9.1%
Christopher H. Netter
Senior Vice President - Leasing	439,000	426,500	2.9%
Scott V. Schneider
Senior Vice President - Chief Financial Officer	439,000	426,500	2.9%
John F. Collich
Senior Vice President-Acquisitions and Development	414,000	400,000	3.5%

Bonus determinations are made by the Compensation Committee annually and are typically awarded in December of each year. Bonus awards are typically calculated as a percentage of the employee’s base salary and are determined on the basis of the recommendation of the Chairman and Chief Executive Officer and other subjective factors rather than the achievement by the executive officer of any pre-determined performance target. In December 2016, the Compensation Committee approved bonuses for the named executive officers ranging in amounts from 15% to 20% of the named executive officer’s base salary as provided below.

Name	Base Salary	Bonus	Bonus as a Percentage of Base Salary
B. Francis Saul II	$125,000	$25,000	20%
J. Page Lansdale	600,000	90,000	15%
Christopher H. Netter	439,000	65,850	15%
Scott V. Schneider	439,000	65,850	15%
John F. Collich	414,000	62,100	15%
The base salary and bonus paid to the Chairman and Chief Executive Officer was less than the compensation paid to other executive officers because the Compensation Committee also considered that the Chairman and Chief Executive Officer devotes a portion of his time to managing other related entities. We believe that the current base salary levels and annual bonus awards of the Company’s officers take into account the unique talents and skills of its officers.
Stock Option Grants. While not a key element in compensation, the Compensation Committee believes that the prudent use of equity incentives aligns the interests of officers with those of stockholders and promotes long-term stockholder value. The 2004 Stock Plan provides for grants of nonqualified and incentive stock options to employees, including officers. The Compensation Committee administers the plan and determines the participants who receive stock option grants, the terms of the grants, the schedule for exercisability or nonforfeitability, and the time and conditions for expiration of the grants. The Compensation Committee will continue to look at the total compensation package for each officer and the policies underlying the Company’s long-term compensation goals when granting awards under the plan. At present, the Board of Directors does not prescribe any stock ownership guidelines for our executive officers.
We do not time, nor have we ever timed, the grant of stock options in coordination with the release of material non-public information, and we have never back-dated any awards of stock options. We expect that awards to executive officers in the future will be made at regularly scheduled Compensation Committee meetings. For corporate and accounting measurement purposes, the date of grant of an award to our executive officers under the 2004 Stock Plan is the date the Compensation Committee approves the award or such later date as the Compensation Committee specifies. In addition, the fair market value for an award is established as the closing price of the stock on the date of grant.
The Compensation Committee granted 194,000 options to officers of the Company during 2016, of which 90,000 options were granted to named executive officers.
Benefits and Other Perquisites. We provide benefits to our executive officers under the B. F. Saul Company Employees 401(k) Retirement Plan (the “Tax Qualified Plan”). Our executive officers are eligible to receive, on the same basis as other employees, employer matching contributions under the Tax Qualified Plan. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers. Additional information on these Company-funded retirement contributions can be found in the Summary Compensation Table below. We also provide benefits to our executive officers under the B. F. Saul Company Supplemental Executive Retirement Plan (the “SERP”). The SERP, which is not available to all employees, allows the executive officers and other highly compensated employees to receive benefits they would have received under the Tax Qualified Plans, but for statutory limits. We do not sponsor a defined benefit pension plan for our executive officers or any other employees. Matching contributions under the Tax Qualified Plan and the SERP made to the named executive officers for the years ended December 31, 2016, 2015 and 2014 are shown in the “Other Compensation” column of the Summary Compensation Table below. Additional information on the SERP can be found in the Nonqualified Deferred Compensation Table below.
Our executive officers are also eligible to participate, on similar terms as employees who meet applicable eligibility criteria, in the other employee benefit and welfare plans that the Company maintains, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.

We do not consider perquisites to be a principal component of our executive officers’ compensation. We believe that our executive officer benefit and perquisite programs are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.
Compensation Risks
The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee endeavors to put in place for management incentives that cultivate a level of risk-taking behavior consistent with our business strategies. Because the bonus and other variable components of compensation are determined in large part on subjective considerations rather than formulae or other objective criteria, the Compensation Committee believes that the Company’s compensation policies do not contribute significantly to inappropriate risk-taking.
Summary Compensation Table
The following Summary Compensation Table sets forth the compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who were serving as of December 31, 2016 (“named executive officers”) for, or with respect to, the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
					(1)		(2)	(3)
B. Francis Saul II	2016	$125,000	$25,000	—	—	—	$46,831	$58,173	$255,004
Chairman and Chief	2015	125,000	25,000	—	—	—	41,248	54,164	245,412
Executive Officer	2014	125,000	25,000	—	—	—	30,322	53,531	233,853
J. Page Lansdale	2016	582,692	90,000	—	$175,800	—	13,795	89,535	951,822
President and Chief	2015	532,692	82,500	—	250,200	—	9,151	82,076	956,619
Operating Officer	2014	482,692	75,000	—	238,200	—	4,316	45,862	846,070
Christopher H. Netter	2016	434,673	65,850	—	117,200	—	26,081	45,151	688,955
Senior Vice President-	2015	422,865	63,975	—	166,800	—	22,248	44,150	720,038
Leasing	2014	410,462	62,400	—	158,800	—	15,770	42,652	690,084
Scott V. Schneider	2016	434,673	65,850	—	117,200	—	24,826	45,151	687,700
Senior Vice President-	2015	422,865	63,975	—	166,800	—	21,122	44,150	718,912
Chief Financial Officer	2014	410,462	62,400	—	158,800	—	14,924	42,652	689,238
John F. Collich	2016	409,220	62,100	—	117,200	—	17,867	43,395	649,782
Senior Vice President-	2015	396,192	60,000	—	166,800	—	15,030	42,312	680,334
Acquisitions and Development	2014	383,462	58,350	—	158,800	—	10,488	40,789	651,889

(1)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See note 10 to the consolidated financial statements in the Company's 2016 annual report to shareholders for the assumptions used to value these awards.

(2)
Earnings are calculated at the last day of each month and credited to each account at an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U. S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

(3)	The following table sets forth the components of “All Other Compensation” paid to the named executive officers for 2016, 2015 and 2014.

All Other Compensation
Name	Year	Director's Compensation (a)	Tax-Qualified Plan Contribution (b)	SERP Contribution (c)		Auto Allowance	Group Term Life Insurance	Total
B. Francis Saul II	2016	$49,173	—	$9,000	(d)	—	—	$58,173
	2015	45,164	—	9,000	(d)	—	—	54,164
	2014	44,531	—	9,000	(d)	—	—	53,531
J. Page Lansdale	2016	49,173	—	40,362	(d)	—	—	89,535
	2015	45,164	—	36,912	(d)	—	—	82,076
	2014	12,400	—	33,462	(d)	—	—	45,862
Christopher H. Netter	2016	—	$15,900	14,131		$12,600	$2,520	45,151
	2015	—	15,900	13,310		12,600	2,340	44,150
	2014	—	15,600	12,772		12,600	1,680	42,652
Scott V. Schneider	2016	—	15,900	14,131		12,600	2,520	45,151
	2015	—	15,900	13,310		12,600	2,340	44,150
	2014	—	15,600	12,772		12,600	1,680	42,652
John F. Collich	2016	—	15,900	12,375		12,600	2,520	43,395
	2015	—	15,900	11,472		12,600	2,340	42,312
	2014	—	15,600	10,909		12,600	1,680	40,789

(a)
Director’s compensation for Mr. B. Francis Saul II for 2016, 2015, and 2014 includes fees of $26,000, $26,000, and $26,000, respectively, common stock awards of 200 shares in each year valued at $11,548, $10,214, and $9,406, respectively, and non-qualified stock option awards of 2,500 options in each year valued at $4.65, $3.58, and $3.65, per option, respectively. Director's compensation for Mr. Lansdale for 2016 and 2015 includes fees of $26,000 and $26,000, respectively, a common stock award of 200 shares valued at $11,548 and $10,214, respectively, and a non-qualified stock option award of 2,500 options in each year valued at $4.65 and $3.58 per option, respectively. Director's compensation for Mr. Lansdale for 2014 reflects fees of $12,400. The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See note 10 to the consolidated financial statements in the Company’s 2016 annual report to stockholders for the assumptions used to value these awards.

(b)	Value of employer's contribution for 2016, 2015, and 2014 represents 6% of eligible compensation up to $265,000 for 2016 and 2015, and $260,000 for 2014

(c)	Value of employer's contribution for 2016, 2015, and 2014 represents 6% of eligible compensation in excess of $265,000 for 2016 and 2015, and $260,000 for 2014.

(d)	Because Messrs. B. Francis Saul II and Lansdale receive compensation from other affiliated companies, all Saul Centers retirement plan contributions are made to the SERP.

Grants of Plan-Based Awards
The following plan-based awards were awarded to named executive officers pursuant to our 2004 Stock Plan during 2016.

Name	Grant Date	Number of Shares of Common Stock Awarded	Grant Date Fair Value	All Other Option Awards: Number of Shares of Common Stock Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value
B. Francis Saul II (1)	5/6/2016	200	$11,548	2,500	$57.74	$11,625
J. Page Lansdale (2)	5/6/2016	200	11,548	32,500	57.74	187,425
Christopher H. Netter (2)	5/6/2016	—	—	20,000	57.74	117,200
Scott V. Schneider (2)	5/6/2016	—	—	20,000	57.74	117,200
John F. Collich (2)	5/6/2016	—	—	20,000	57.74	117,200
(1)    Awards granted to Mr. B. Francis Saul II were in respect of his service as a director. The options vested immediately upon grant.
(2)    Options awarded to officers vest 25% on each of the first four anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to option awards outstanding as of December 31, 2016 for each of the named executive officers.

		Number of Securities Underlying Unexercised Options				Exercise	Expiration
Name	Grant Date	Exercisable		Unexercisable		Price	Date
B. Francis Saul II	5/8/2015	2,500	(1)	—		$51.07	5/7/2025
	5/6/2016	2,500	(1)	—		57.74	5/5/2026

J. Page Lansdale	5/4/2012	2,500	(2)	—		39.29	5/3/2022
	5/10/2013	22,500	(2)	7,500	(2)	44.42	5/9/2023
	5/9/2014	15,000	(2)	15,000	(2)	47.03	5/8/2024
	5/8/2015	2,500	(1)	—		51.07	5/7/2025
	5/8/2015	7,500	(2)	22,500	(2)	51.07	5/7/2025
	5/6/2016	2,500	(1)	—		57.74	5/5/2026
	5/6/2016	—		30,000	(2)	57.74	5/5/2026

Christopher H. Netter	5/10/2013	7,500	(2)	5,000	(2)	44.42	5/9/2023
	5/9/2014	10,000	(2)	10,000	(2)	47.03	5/8/2024
	5/8/2015	5,000	(2)	15,000	(2)	51.07	5/7/2025
	5/6/2016	—		20,000	(2)	57.74	5/5/2026

Scott V. Schneider	5/13/2011	2,560	(2)	—		41.82	5/12/2021
	5/10/2013	15,000	(2)	5,000	(2)	44.42	5/9/2023
	5/9/2014	10,000	(2)	10,000	(2)	47.03	5/8/2024
	5/8/2015	5,000	(2)	15,000	(2)	51.07	5/7/2025
	5/6/2016	—		20,000	(2)	57.74	5/5/2026

John F. Collich	5/13/2011	7,650	(2)	—		41.82	5/12/2021
	5/4/2012	2,545	(2)	—		39.29	5/3/2022
	5/10/2013	—		5,000	(2)	44.42	5/9/2023
	5/9/2014	—		10,000	(2)	47.03	5/8/2024
	5/8/2015	5,000	(2)	15,000	(2)	51.07	5/7/2025
	5/6/2016	—		20,000	(2)	57.74	5/5/2026

(1) - Director option awards vest immediately upon grant.
(2) - Executive officer option awards vest 25% on each of the first four anniversaries of the grant date.

Option Exercises and Stock Vested
The following table sets forth information concerning stock options exercised by the named executive officers during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
B. Francis Saul II	—	$—	N / A	—
J. Page Lansdale	—	—	N / A	—
Christopher H. Netter	36,957	502,956	N / A	—
Scott V. Schneider	36,540	674,507	N / A	—
John F. Collich	44,647	615,724	N / A	—
(1) The amounts in this column represent the difference between the market value of the shares of common stock acquired on exercise of the options based on the closing price of the common stock on the date of the exercise and the option exercise price.

Equity Compensation Plan Information
The following table provides information as of December 31, 2016 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	833,630	(2)	$49.92	574,142
Equity compensation plans not approved by security holders (2)	—	(3)	—	—
Total	833,630		$49.92	574,142

(1)	Consists entirely of common shares authorized for issuance under the Company’s 1993 Stock Option Plan and the Company’s 2004 Stock Plan, both of which were approved by stockholders.

(2)	Excludes 154,308 shares of Common Stock awarded upon the deferral of directors’ compensation fees under the Company’s 2004 Deferred Compensation Plan for Directors.

(3)
170,000 shares of Common Stock were awarded upon deferral of directors’ compensation fees under the Company’s prior Deferred Compensation and Stock Plan for Directors. Such shares were issued at the market value of the Common Stock on the day the deferred director’s fees were earned.

Nonqualified Deferred Compensation
The following table sets forth information concerning the participation by the named executive officers in the SERP during 2016. See “Compensation Discussion and Analysis - Benefits and Other Perquisites” on page 15 for a description of the SERP.

Name	Executive Contributions in 2016 (1)	Saul Centers, Inc. Contributions in 2016 (2)	2016 Earnings (3) (4)	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2016
B. Francis Saul II	$3,000	$9,000	$46,831	—	$681,810
J. Page Lansdale	13,454	40,362	13,795	—	229,400
Christopher H. Netter	4,710	14,131	26,081	—	391,551
Scott V. Schneider	4,710	14,131	24,826	—	373,468
John F. Collich	4,125	12,375	17,867	—	271,461

(1)	Executives contribute up to a maximum of 2% of eligible compensation.

(2)	Saul Centers' contribution is three times the executive officer's retirement plan contribution.

(3)
Earnings are calculated at the last day of each month and credited to each account at an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U. S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

(4)	No amounts in the 2016 Earnings column represent salary or bonus that was reported in the summary compensation tables in prior years.

Executive Employment Contracts and Potential Payments upon Termination or Change in Control
The Company does not have employment or severance agreements with any of its executive officers. Therefore, the Company does not have a predetermined termination or change of control compensation plan in place for any of its named executive officers.
COMPENSATION COMMITTEE REPORT
The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2016 and the Company’s 2017 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee.

Members of the Compensation Committee
Gilbert M. Grosvenor, Chairman
Philip C. Jackson, Jr.
March 7, 2017

AUDIT COMMITTEE REPORT
The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.
Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy of the Company’s internal controls over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
Review and Discussion with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has also discussed with the independent registered public accounting firm those items required by PCAOB Auditing Standard 16, Communication with Audit Committees, which includes among other things, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received a written disclosure and letter required by the Public Company Accounting Oversight Board from the independent registered public accounting firm regarding their independence, and has discussed the independent registered public accounting firm's independence with them.
2016 and 2015 Independent Registered Public Accounting Firm Fee Summary. During 2016 and 2015, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

	2016	2015
Audit Fees (1)	$760,000	$640,500
Audit Related Fees (2)	15,000	—
Total Fees	$775,000	$640,500

(1)
Audit fees include the audit fee, fees incurred for attestation relating to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.

(2)
Audit related fees consist of fees incurred for audits related to the acquisition of operating real estate properties, fees for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

The Audit Committee has determined that the provision of audit related services by Ernst & Young LLP during 2016 is compatible with maintaining Ernst & Young LLP’s independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Consistent with SEC policies regarding registered public accounting firm independence, the Audit

Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the categories of services listed in the table above.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise necessitating engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

George P. Clancy, Jr., Committee Chairman
Philip C. Jackson, Jr.
Patrick F. Noonan
James W. Symington
March 7, 2017

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and persons holding more than 10% of the outstanding shares of Common Stock are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.
To the best of the Company’s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, other than as reported below no persons were late in filing SEC Forms 3, 4 or 5 during the year ended December 31, 2016. Messrs. Corey and Hachey failed to file on a timely basis Forms 4 reporting the sale of shares owned in the Saul Centers stock fund of their 401(k) plan.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 1, 2017, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company’s outstanding Common Stock, by each director and nominee, by each named executive officer and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.
For purposes of this table, “beneficially owned” includes securities redeemable or exercisable for Common Stock that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 1, 2017. As a result, the number of shares set forth below includes (i) the number of shares of Common Stock the person holds, (ii) the number of shares of Common Stock the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 1, 2017, (iii) fees deferred into shares of Common Stock by directors under the Directors Plan, and (iv) solely for Mr. B. Francis Saul II, the number of shares of Common Stock Mr. B. Francis Saul II, family members of Mr. B. Francis Saul II, entities controlled by Mr. B. Francis Saul II and other affiliates of Mr. B. Francis Saul II (collectively, the "Saul Organization”), could receive on conversion of certain units of limited partnership interest in the Operating Partnership. In general, these units are convertible into shares of Common Stock on a one-for-one basis provided that, in accordance with the Company’s Articles of Incorporation, the rights may not be exercised at any time that the Saul Organization beneficially owns, directly or indirectly, in the aggregate more than 39.9% of the value of the Company’s outstanding Common Stock and Preferred Stock (the “Ownership Limit”).

Name of Beneficial Owner (1)	Aggregate Number of Shares Beneficially Owned (2)		Percent of Class (2)
B. Francis Saul II	9,957,855	(3)	44.9%
Philip D. Caraci	165,146	(4)	*
John E. Chapoton	43,678	(5)	*
George P. Clancy, Jr.	17,451	(6)	*
Gilbert M. Grosvenor	63,296	(7)	*
Philip C. Jackson Jr.	79,537	(8)	*
J. Page Lansdale	52,900	(9)	*
Patrick F. Noonan	74,796	(10)	*
H. Gregory Platts	14,000	(11)	*
Andrew M. Saul II	5,400	(12)	*
Mark Sullivan III	33,773	(13)	*
James W. Symington	46,663	(14)	*
John R. Whitmore	5,000	(15)	*
Scott V. Schneider	51,833	(16)	*
Christopher H. Netter	24,700	(17)	*
John F. Collich	41,373	(18)	*
The Vanguard Group, Inc.	2,032,237	(19)	9.4%
100 Vanguard Blvd., Malvern, PA 19355
Blackrock, Inc.	1,603,743	(20)	7.5%
40 East 52nd Street, New York, NY 10022
T. Rowe Price Associates, Inc.	1,364,077	(21)	6.3%
100 E. Pratt Street, Baltimore, MD 21202
All directors and officers as a group (22 persons)	11,100,425	(22)	48.8%

(1)	Except as otherwise indicated, the address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, MD 20814-6522.

(2)
Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. (See page 11, Deferred Compensation Plan). * indicates ownership of less than 1%.

(3)
Includes 7,356,696 shares owned by the B. F. Saul Real Estate Investment Trust, 483,891 shares owned by Dearborn LLC, 112,052 shares owned by SHLP Unit Acquisition Corp., 2,489 shares owned by Avenel Executive Park, Phase II, LLC, 362,027 shares owned by B. F. Saul Property Company, 287,858 shares owned by the B. F. Saul Company, 403,726 shares owned by Westminster Investing LLC, 35,062 shares owned by Van Ness Square Corporation, 20,013 shares owned by various family trusts for which Mr. B. Francis Saul II is either the sole trustee or sole custodian for a child, and 104,768 shares owned by Mr. B. Francis Saul II’s spouse (100,511 shares owned directly and 4,257 shares owned in the Saul Centers stock fund of her 401(k) plan). Mr. B. Francis Saul II disclaims beneficial ownership of 104,768 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. B. Francis Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Includes 5,000 shares subject to options held by Mr. B. Francis Saul II which are currently exercisable. Includes 98,052 shares directly held by a trust and attributed to Mr. B. Francis Saul II and his spouse's 401(k) retirement accounts due to the interests they holds in the trust. Mr. B. Francis Saul II and his spouse have investment, but not voting, power over such shares. Includes 620,000 of 7,469,627 units of the Partnership owned by B. F. Saul Real Estate Investment Trust, Dearborn LLC, SHLP Unit Acquisition Corp., B. F. Saul Property Company, Van Ness Square Corporation, Westminster Investing LLC, and Avenel Executive Park Phase II, LLC. The remaining units owned by these entities cannot be converted because conversion would cause the Saul Organization to exceed the Ownership Limit.

(4)
Includes 23,566 shares owned by Mr. Caraci’s spouse. Mr. Caraci disclaims beneficial ownership of 23,566 shares owned by his spouse. Includes 15,000 shares subject to options held by Mr. Caraci which are currently exercisable. Excludes 5,180 depositary shares each representing 1/100 of one share of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series C Depositary shares issued and outstanding.

(5)	Includes 25,000 shares subject to options held by Mr. Chapoton which are currently exercisable.

(6)	Includes 1,000 shares subject to shared voting and/or dispositive power with Mr. Clancy's spouse. Includes 12,500 shares subject to options held by Mr. Clancy which are currently exercisable.

(7)	Includes 15,000 shares subject to options held by Mr. Grosvenor which are currently exercisable.

(8)
Includes 5,000 shares subject to options held by Mr. Jackson which are currently exercisable. Includes 2,800 shares owned by Mr. Jackson’s spouse. Mr. Jackson disclaims beneficial ownership of 2,800 shares owned by his spouse.

(9)	Includes 52,500 shares subject to options held by Mr. Lansdale which are currently exercisable.

(10)
Includes 17,500 shares subject to options held by Mr. Noonan which are currently exercisable. Includes 6,016 shares owned by Mr. Noonan’s spouse. Mr. Noonan disclaims beneficial ownership of 6,016 shares owned by his spouse.

(11)	Includes 12,500 shares subject to options held by Mr. Platts which are currently exercisable.

(12)	Includes 5,000 shares subject to options held by Mr. A. M. Saul II which are currently exercisable.

(13)
Includes 800 shares held by a trust of which Mr. Sullivan is a co-trustee. The beneficiaries of this trust are Mr. Sullivan’s brother and his brother’s children. Mr. Sullivan disclaims beneficial ownership of the 800 shares held by this trust. Includes 20,000 shares subject to options held by Mr. Sullivan which are currently exercisable.

(14)	Includes 25,000 shares subject to options held by Mr. Symington which are currently exercisable.

(15)	Includes 5,000 shares subject to options held by Mr. Whitmore which are currently exercisable.

(16)
Includes 32,560 shares subject to options which are currently exercisable and 1,123 shares owned by Mr. Schneider’s children. Includes 8,752 shares directly held by a trust and attributed to Mr. Schneider’s 401(k) retirement account due to the interest it holds in the trust. Mr. Schneider has investment, but not voting, power over such shares. Excludes 4,500 depositary shares each representing 1/100 of one share of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series C depositary shares issued and outstanding.

(17)
Includes 541 shares owned by Mr. Netter’s spouse. Mr. Netter disclaims beneficial ownership of the 541 shares owned by his spouse. Includes 1,407 shares directly held by a trust and attributed to Mr. Netter’s 401(k) retirement account due to the interest it holds in the trust. Mr. Netter has investment, but not voting, power over such shares. Includes 22,500 shares subject to options which are currently exercisable.

(18)
Includes 1,773 shares owned by Mr. Collich's spouse. Mr. Collich disclaims beneficial ownership of the 1,773 shares owned by his spouse. Includes 15,195 shares subject to options which are currently exercisable. Excludes 6,364 depositary shares each representing 1/100 of one share of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series C depositary shares issued and outstanding.

(19)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2017 in which it was reported that The Vanguard Group, Inc. had sole power to vote or direct the voting of 36,611 shares, sole power to dispose or to direct the disposition of 1,998,649 shares and shared power to dispose or to direct the disposition of 33,588 shares.

(20)
This information is based on a Schedule 13G/A filed with the SEC on January 26, 2017 in which it was reported that Blackrock, Inc., in its capacity as an investment advisor, had sole power to vote, and direct the voting of 1,573,849 shares and dispose of 1,603,743 shares.

(21)
This information is based on a Schedule 13G/A filed with the SEC on February 7, 2017 in which it was reported that T. Rowe Price Associates, Inc. ("Price Associates"), in its capacity as an investment advisor, had sole power to vote or direct the voting of 344,777 shares, and the sole power to dispose or to direct the disposition of 1,364,077 shares. Price Associates has advised the Company that (i) these securities are owned by various individual and institutional investors which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities and (ii) for the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(22)
Excludes 16,044 depositary shares, each representing 1/100 of one shares of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1% of the Series C depositary shares issued and outstanding. Includes 412,936 shares in a 401(k) retirement plan for which an officer, as chairman of the committee that is the plan's fiduciary, has shared voting power.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Certain relationships existing between (i) the Company and its subsidiaries, including the Operating Partnership and two subsidiary limited partnerships (the “Subsidiary Partnerships,” and collectively with the Operating Partnership, the “Partnerships”), and (ii) the Saul Organization are discussed below. Except as discussed below, the Company does not have any written policies or procedures for the review, approval or ratification of transactions with related persons.
Management of the Current Portfolio Properties. The Company and its subsidiaries entered into a Shared Services Agreement with the Saul Organization, that provides for the sharing of certain personnel and ancillary functions, such as computer hardware, software and support services, payroll services, benefits administration, in-house legal services and other direct and indirect administrative personnel. The method of determining the cost of the shared services is provided in the Shared Services Agreement and, depending on the service, is based upon head count, estimates of usage or estimates of time incurred, as applicable. The Saul Organization also subleases office space to the Company (see below for description of terms of corporate headquarters lease). The terms of all sharing arrangements, including payments related thereto, are deemed reasonable by management and are approved annually by the Audit Committee of the Company, which consists entirely of independent directors under the Company’s Articles and NYSE rules. Billings by the Saul Organization for the Company’s share of these ancillary costs and expenses, which included $843,300 of rental payments for the Company’s headquarters lease, for the year ended December 31, 2016, totaled $7.5 million. At December 31, 2016, $829,000 was owed to the Saul Organization. Although the Company believes that the amounts allocated to it for such shared services represent a fair allocation between it and the Saul Organization, the Company has not obtained a third party appraisal of the value of these services.
Related Party Rents. The Company subleases space for its corporate headquarters from a member of the Saul Organization, the building of which is owned by another member of the Saul Organization. The lease commenced in March 2002 and expires in March 2017. A lease extension is being finalized which will extend the term to March 2022. The Company and the Saul Organization entered into a Shared Services Agreement whereby each party pays a portion of the total rental payments based on a percentage proportionate to the number of employees employed by each party. The Company’s rent payment for the year ended December 31, 2016 was $843,300. The Audit Committee reviewed the terms of the sublease and believes it has terms comparable to what would have been obtained from a third party landlord, although bid proposals from independent third parties were not solicited when entering into the new corporate headquarters lease.
Insurance Agency. The B. F. Saul Insurance Agency of Maryland, Inc., a subsidiary of the B. F. Saul Company and a member of the Saul Organization, is a general insurance agency that receives commissions and counter-signature fees in connection with the Company’s insurance program. Such commissions and fees amounted to approximately $360,500 for the year ended December 31, 2016.
Management Personnel. The Company’s Chief Executive Officer, President and Chief Operating Officer, Executive Vice President-Chief Legal and Administrative Officer and Senior Vice President-Chief Accounting Officer are also officers of various members of the Saul Organization. Although the Company believes that these officers spend sufficient management time to meet their responsibilities as its officers, the amount of management time devoted to the Company will depend on its specific circumstances at any given point in time. As a result, in a given period, these officers may spend less than a majority of their management time on the Company’s matters. Over extended periods of time, the Company believes that its Chief Executive Officer and President and Chief Operating Officer will spend less than a majority of their management time on Company matters, while the Executive Vice President-Chief Legal and Administrative Officer and Senior Vice President-Chief Accounting Officer may or may not spend less than a majority of their management time on the Company’s matters.
Exclusivity and Right of First Refusal Agreements. The Company will acquire, develop, own and manage shopping center properties and will own and manage other commercial properties subject to certain exclusivity agreements and rights of first refusal to which it is a party. The Saul Organization will continue to develop, acquire, own and manage commercial properties and own land suitable for development as, among other things, shopping centers and other commercial properties. An agreement relating to exclusivity and the right of first refusal between the Company and the Saul Organization generally requires the Saul Organization to conduct its shopping center business exclusively through the Company and to grant the Company a right of first refusal to purchase commercial properties and development sites in certain market areas that become available to the Saul Organization. The Saul Organization has granted the right of first refusal to the Company, acting through the Company’s independent directors, in order to minimize potential conflicts with respect to commercial properties and development sites. The Company and the Saul Organization have entered into this agreement in order to minimize conflicts with respect to shopping centers and certain of the Company’s commercial properties. The Company and a member of the Saul Organization have entered into an agreement, which expired on December 31, 2015, and was extended to December 31, 2017, to share, on a pro rata basis, third-party predevelopment costs related to the planning of the future development of adjacent sites in the Twinbrook area of Rockville, Maryland.
Real Estate Purchases and Sales. From time to time, the Company may purchase from, or sell property to, members of the Saul Organization. In these instances, each party obtains independent third party appraisals of the property and the transactions are approved in advance by the Audit Committee, which is comprised solely of independent directors.

OTHER MATTERS
The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING
It is presently contemplated that the 2018 annual meeting of stockholders will be held in mid-May 2018. Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2018, including a proposal relating to director nominations, must be received at the Company’s office at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, no later than November 20, 2017.
Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of the Company’s Bylaws, which are described under the section captioned “Board of Directors - Corporate Governance - Nominating and Corporate Governance Committee - Selection of Director Nominees.” As a result, assuming that our 2018 annual meeting of stockholders is held within 30 days of the anniversary of the Company’s 2017 annual meeting of stockholders, the Company must receive any proposals for consideration at the 2018 annual meeting of stockholders no earlier than February 4, 2018 and no later than March 6, 2018. In addition, the form of proxy that the Board of Directors will solicit in connection with the Company’s 2017 annual meeting of stockholders will confer discretionary authority to vote on any proposal received between November 20, 2017 and February 4, 2018, or after March 6, 2018.

ANNUAL REPORT
A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2016 accompanies this Proxy Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company makes available free of charge on its internet website, www.saulcenters.com, this 2017 Proxy Statement and the 2016 Annual Report to Stockholders, as well as its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after the reports are electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on the Company’s internet website is not part of this proxy statement.

By order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
March 20, 2017
Bethesda, Maryland

7501 Wisconsin Avenue, Suite 1500
Bethesda, Maryland 20814-6522

The Annual Meeting of Stockholders
will be held at 11:00 a.m., local time,
on May 5, 2017, at the
Hyatt Regency Bethesda,
One Bethesda Metro Center,
Bethesda, MD
(at the southwest corner of
the Wisconsin Avenue and
Old Georgetown Road
intersection, adjacent to the Bethesda
Metro Stop on the Metro Red Line)

SAUL CENTERS, INC.
A Proxy for Annual Meeting of Stockholders
May 5, 2017
This Proxy is solicited by the Board of Directors

The undersigned hereby appoints B. Francis Saul II and J. Page Lansdale, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the “Company”) which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on
May 5, 2017 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 20, 2017, a copy of which has been received by the undersigned as follows:
This Proxy will be voted as directed or, if no directions
given, will be voted “for” the matters stated.

(Continued, and to be marked, dated and signed, on the other side)
PROXY
This Proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” the proposals. This Proxy is solicited on behalf of the Board of Directors.

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

1.
Election of four directors to serve until the annual meeting of stockholders in 2020:
(To withhold authority to vote for any individual nominee,
strike a line through that nominee’s name in the list below)
1 - John E. Chapoton 2 - H. Gregory Platts
3 - B. Francis Saul II 4 - John R. Whitmore

☐  FOR             ☐  WITHHOLD AUTHORITY

2.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2017 ☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Advisory vote on executive compensation ☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Frequency of holding advisory vote on executive compensation. ☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN

The proxy holder shall also be empowered to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature:    ____________________________    Signature:    __________________________    Date:___________

Title:    ____________________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.